                                                                    Exhibit 3.17

                                                     ---------------------------
                                                                FILED
                                                         In the Office of the
                                                     Secretary of State of Texas

                                                              JUL 03 1997

                                                          Corporations Section
                                                     ---------------------------

                           ARTICLES OF INCORPORATION

                                      OF

                      SUMMIT CARE MANAGEMENT TEXAS, INC.


                                  ARTICLE ONE

The name of the corporation is Summit Care Management Texas, Inc.

                                  ARTICLE TWO

The period of its duration is perpetual.

                                 ARTICLE THREE

The purpose for which the corporation is organized is the transaction of any or all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

The corporation is authorized to issue 1,000 shares of its common stock, par value of $.01 per share. The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000), consisting of money paid, labor done or property actually received.

                                  ARTICLE FIVE

The number of directors constituting the initial Board of Directors is three and hereafter the number of directors shall be fixed by the Bylaws. The names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders, or until their successors are elected and qualified, are:

          Name                     Address
          ----                     -------
          William C. Scott         2600 West Magnolia Blvd.
                                   Burbank, CA 91505

          Derwin Williams          2600 West Magnolia Blvd.
                                   Burbank, CA 91505

          David G. Schumacher     2600 West Magnolia Blvd.
                                   Burbank, CA 91505

                                  ARTICLE SIX

The Board of Directors may, in its discretion, issue from time to time authorized but unissued shares or treasury shares of the corporation to such person or persons, and for such consideration, as the Board of Directors may determine. Shareholders shall have no preemptive rights to subscribe for or buy unissued or treasury shares of the corporation now or hereafter authorized. Cumulative voting of shares in the election of directors is hereby prohibited. The power to alter, amend or repeal the corporation's Bylaws and to adopt new Bylaws shall be vested in the Board of Directors, subject to repeal or change by action of the shareholders.

                                 ARTICLE SEVEN

No director of the corporation shall be liable to the corporation or its shareholders for monetary damages for an act or omission in such director's capacity as a director, except for liability resulting from:

     (1) a breach of the director's duty of loyalty to the corporation or its shareholders;

     (2) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

     (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

     (4) an act or omission for which the liability of a director is expressly provided by an applicable statute.

Any amendment, repeal or modification of the foregoing provision shall not adversely affect any limitation on the liability of any director of the corporation existing or prior to the time of such amendment, repeal or modification.

                                 ARTICLE EIGHT

The street address of the corporation's initial registered office is 13300 Old Blanco Road, Suite 150, San Antonio, Texas 78216, and the name of its registered agent at such address is Robert Gundling.

                                 ARTICLE NINE

The name and address of the incorporator is: Steven D. Moore, 100 Congress Avenue, Suite 1100, Austin, Texas 78701.


IN WITNESS WHEREOF, I have hereunto set my hand this 3rd day of July, 1997.


                                   /s/ Steven D. Moore, Incorporator
                                   ---------------------------------------
                                   Steven D. Moore, Incorporator

SECRETARY OF STATE OF TEXAS
CORPORATIONS DIVISION
P.O. BOX 13697
AUSTIN, TEXAS 78711


DEAR SECRETARY OF STATE OF TEXAS:

THE PURPOSE OF THIS LETTER IS TO CONFIRM THAT THE BUSINESS DESIRING TO FORM A LIMITED PARTNERSHIP UNDER, AND/OR USE, THE NAME "SUMMIT CARE TEXAS, L.P." HAS OUR CONSENT AND PERMISSION TO USE SUCH NAME FOR ITS LIMITED PARTNERSHIP AND THE BUSINESS DESIRING TO FORM A TEXAS CORPORATION USING THE NAME "SUMMIT CARE MANAGEMENT TEXAS, INC." HAS OUR CONSENT AND PERMISSION TO USE SUCH NAME FOR ITS CORPORATION.

DATED:  July 2, 1997

SUMMIT CARE TEXAS NO. 2, INC.           SUMMIT CARE MANAGEMENT TEXAS, INC.,
A TEXAS CORPORATION                     A TEXAS CORPORATION



By: /s/ John Farber                     By: /s/ John Farber
    -------------------------               ---------------------------
    Secretary, OFFICER                      Secretary, OFFICER
    ---------                               ---------


SUMMIT, CARE TEXAS NO. 3, INC.          SUMMIT CARE CORPORATION, INC.,
A TEXAS CORPORATION                     A CALIFORNIA CORPORATION






By: /s/ John Farber                     By: /s/ John Farber
    -------------------------               ---------------------------
    Secretary, OFFICER                      Secretary, OFFICER
    ---------                               ---------